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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 3, 1999 relating to the consolidated financial statements, which appears in Stillwater Mining Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP


Denver, Colorado
December 18, 2001